EXHIBIT 33.6

           Report on Assessment of Compliance with Servicing Criteria for Year End December 31, 2006 of
                      Avelo Mortgage, L.L.C., as Servicer




                    Restated Report on Assessment Regarding
                  Compliance with Applicable Servicing Criteria

1. Avelo Mortgage, LLC (the "Servicer") is responsible for assessing compliance, as of December 31, 2006 and for the period from February 24, 2006 (the first day of the distribution period in which the GS Mortgage Securities Corp. ("GSMSC") first issued securities subject to Regulation
     AB) through December 31, 2006 (the "Reporting Period"), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(i), (d)(1)(iii), (d)(2)(ii), (d)(2)(iv),
     (d)(3)(iii),  (d)(4)(i), (d)(4)(ii),  (d)(4)(iii),  (d)(4)(vi), (d)(4)(xi),
     (d)(4)(xii) and (d)(4)(xv) of Regulation AB, which the Servicer has concluded are not applicable to the activities it performs, directly, with respect to the asset-backed securities transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the "Applicable Servicing Criteria"). While the Servicer engages vendors to perform the servicing criteria in (d)(4)(xi) and (d)(4)(xii), the Servicer does not take responsibility for the services provided by the vendors as each vendor provides a separate 1122 Reg AB assessment regarding compliance with the criteria. The transactions in which the Servicer was a party are covered by this report included those asset-backed securities transactions conducted by GS Mortgage Securities Corp. ("GSMSC") that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix A.


2. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the Reporting Period except as follows:

     The Servicer assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified a material instance of non-compliance with servicing criterion set forth in Item 1122(d)(2)(vii) of Regulation AB with respect to the Platform. Specifically, the Servicer did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date, or as such other number of days as specified in the transaction agreements and reconciling items were not resolved within 90 days of their original identification or such other number of days as specified in the transaction agreements.


3. The Servicer had taken responsibility for the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii) in its previous assessment dated March 28, 2007. The Servicer has since been informed that other servicers have taken responsibility for those servicing criteria in their assessments for the year ended December 31, 2006. Accordingly, the Servicer has restated its previous assessment for the for the period February 24, 2006 to December 31, 2006 to exclude the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii).


4. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period.

                             Avelo Mortgage, LLC

                             By: /s/ David M. Altshuler
                                 -------------------------
                           Name:  David M. Altshuler
                          Title:  Vice President and CFO


March 28, 2007, except for the Servicer's restatement described above regarding the exclusion of the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii) which was previously included in the scope of its assessment of compliance with the applicable servicing criteria, as to which the date is March 10, 2008.

Appendix A
Avelo Mortgage, L.L.C.
as of December 31, 2006

Deal Name                                     Short Name        Closing Date  Master Servicer    Trustee
Closed Deals
GSR Mortgage Loan Trust 2006-2F               GSR 2006-2F         2/24/2006    Wells        US Bank National Association
GSAA Home Equity Trust 2006-3                 GSAA 2006-3         2/24/2006    Chase        US Bank National Association
GSAA Home Equity Trust 2006-4                 GSAA 2006-4          3/2/2006    Wells        Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-3F               GSR 2006-3F         3/30/2006    Wells        US Bank National Association
GSAA Home Equity Trust 2006-5                 GSAA 2006-5         3/30/2006    Chase        US Bank National Association
GSR Mortgage Loan Trust 2006-4F               GSR 2006-4F         4/28/2006    Chase        US Bank National Association
GSAA Home Equity Trust 2006-6                 GSAA 2006-6         4/28/2006    Chase        US Bank National Association
GSAA Home Equity Trust 2006-7                 GSAA 2006-7         4/28/2006    Wells        Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-8                 GSAA 2006-8         4/28/2006    Wells        Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-5F               GSR 2006-5F         5/26/2006    Wells        US Bank National Association
GSAA Home Equity Trust 2006-9                 GSAA 2006-9         5/26/2006    Chase        US Bank National Association
GSAMP Trust 2006-HE3                          GSAMP 2006-HE3      5/26/2006    Wells        LaSalle Bank National Association
GSAMP 2006-SEA 1                              GSAMP 2006-SEA1     6/16/2006    Chase        Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-10                GSAA 2006-10        6/29/2006    Wells        Deutsche Bank National Trust Company
GSAMP Trust 2006-HE4                          GSAMP 2006-HE4      6/29/2006    Wells        LaSalle Bank National Association
GSAA Home Equity Trust 2006-11                GSAA 2006-11        6/30/2006    Wells        Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-OA1              GSR 2006-OA1        8/24/2006    Wells        Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-8F               GSR 2006-8F         8/25/2006    Wells        US Bank National Association
GSAA Home Equity Trust 2006-14                GSAA 2006-14        8/25/2006    Wells        LaSalle Bank National Association
GSAMP Trust 2006-HE5                          GSAMP 2006-HE5      8/25/2006    Wells        LaSalle Bank National Association
GSAA Home Equity Trust 2006-15                GSAA 2006-15        9/28/2006    Wells        Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-16                GSAA 2006-16        9/28/2006    Wells        Deutsche Bank National Trust Company
GSRPM Trust 2006-2                            GSAMP 2006-RPM2    10/16/2006    Chase        Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-17                GSAA 2006-17       10/27/2006    Wells        Deutsche Bank National Trust Company
GSAMP Trust 2006-HE7                          GSAMP 2006-HE7     10/30/2006    Wells        LaSalle Bank National Association
GSAA Home Equity Trust 2006-19                GSAA 2006-19       11/24/2006    Wells        Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-18                GSAA 2006-18       11/30/2006    Wells        Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-S1                GSAA 2006-S1       12/28/2006    Wells        Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-10F              GSR 2006-10F       12/29/2006    Wells        US Bank National Association
GreenPoint Mortgage Funding Trust 2006-OH1    GPMF 2006-OH       12/29/2006    Wells        Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-20                GSAA 2006-20       12/29/2006    Wells        US Bank National Association
GSAMP Trust 2006-HE8                          GSAMP 2006-HE8     12/29/2006    Wells        LaSalle Bank National Association


                           Response to Reg AB Finding

Avelo acknowledges that for a period of time in 2006, bank accounts were not reconciled in strict compliance with Reg. StateAB; however, it must be recognized that Avelo was a start-up company servicing its first loans in January of 2006, with the servicing of securitized loans commencing on February 24, 2006. As of the date of the audit, all bank account reconciliations were current. No issues were found or arose from the delay in reconciling the bank accounts.

As a new servicing company, there were many issues to be addressed in order to be fully operational, including adjusting to a new servicing system and its capabilities. Moreover, during the start-up phase, staffing needs were being identified and addressed. These issues were particularly acute for the investor accounting group, which is responsible for bank account reconciliations. Now, however, the investor accounting group is fully staffed, trained and working efficiently and reconciliations are current.


                                            /s/ James Weston Moffett
                                                ---------------------
                                            Name:    James Weston Moffett
                                            Title:   President and CEO
                                            Date:    March 10, 2008